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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 27, 1998 included in this Form 8-k, which was previously included in Casino Magic Corp.'s Form 10-K for the year ended December 31, 1997. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.


                                       /s/ Arthur Andersen LLP

                                       Arthur Andersen LLP

New Orleans, Louisiana
October 30, 1998